      As filed with the Securities and Exchange Commission on April 4, 2006
                                            Registration Statement No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)

                                   ----------

       ISLAND OF GUERNSEY                                       NOT APPLICABLE
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                      SUITE 5, TOWER HILL HOUSE LE BORDAGE
           ST. PETER PORT, ISLAND OF GUERNSEY, GY1 3QT CHANNEL ISLANDS
              (Address of registrant's principal executive offices)

                1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                  AMDOCS, INC.
           1390 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                     ATTENTION: THOMAS G. O'BRIEN, TREASURER
                     (Name and address of agent for service)

                                 (314) 212-8328
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             ROBERT A. SCHWED, ESQ.
                    WILMER CUTLER PICKERING HALE AND DORR LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 937-7200

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed
                                                         Maximum
                                                         Offering   Proposed Maximum
                                        Amount to be      Price         Aggregate          Amount of
Title of Securities to be Registered   Registered (1)   Per Share    Offering Price    Registration Fee
------------------------------------   --------------   ---------   ----------------   ----------------
Ordinary Shares, L0.01 par value....      8,000,000     $34.80(2)   $278,400,000 (1)        $29,789

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Ordinary Shares as reported on the New York Stock Exchange on March 28, 2006.

     The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 38,300,000 Ordinary Shares previously registered under the Company's registration statements on Form S-8 filed on March 31, 2004 (File No. 333-114077), April 6, 2001 (File No. 333-58454), March 2, 2000 (File No. 333-31506) and December 14, 1999 (File No.
333-92705).

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering 8,000,000 ordinary shares, par value L0.01 per share ("Ordinary Shares") of Amdocs Limited (the "Company") authorized for issuance pursuant to the Company's 1998 Stock Option and Incentive Plan, as amended (the "Plan"). These additional shares have become authorized for issuance as a result of the adoption of amendments to the Plan approved by the Company's Board of Directors and shareholders.

                           INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of four registration statements on Form S-8 (File Nos. 333-114077, 333-58454, 333-31506 and 333-92705) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

                                    Exhibits

Exhibit
 Number   Description
-------   -----------
   5.1    Opinion of Carey Olsen.
  23.1    Consent of Carey Olsen (included in Exhibit 5.1).
  23.2    Consent of Ernst & Young LLP.
  24.1    Power of Attorney (included on the signature page of this Registration
          Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 4th day of April, 2006.

                                        AMDOCS LIMITED


                                        By: /s/ Thomas G. O'Brien
                                            ------------------------------------
                                            Thomas G. O'Brien
                                            Treasurer and Secretary
                                            Authorized U.S. Representative

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Bruce K. Anderson and Thomas G. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                          Date
              ---------                                    -----                          ----


/s/ Bruce K. Anderson                   Chairman of the Board                        April 4, 2006
-------------------------------------
Bruce K. Anderson


/s/ Dov Baharav                         Director and Principal Executive Officer     April 4, 2006
-------------------------------------
Dov Baharav


/s/ Ron Moskovitz                       Principal Financial and Accounting Officer   April 4, 2006
-------------------------------------
Ron Moskovitz


/s/ Robert A. Minicucci                 Director                                     April 4, 2006
-------------------------------------
Robert A. Minicucci



/s/ Adrian Gardner                      Director                                     April 4, 2006
-------------------------------------
Adrian Gardner


/s/ Julian A. Brodsky                   Director                                     April 4, 2006
-------------------------------------
Julian A. Brodsky


/s/ Charles E. Foster                   Director                                     April 4, 2006
-------------------------------------
Charles E. Foster


/s/ Eli Gelman                          Director                                     April 4, 2006
-------------------------------------
Eli Gelman


/s/ James S. Kahan                      Director                                     April 4, 2006
-------------------------------------
James S. Kahan


/s/ Nehmeia Lemelbaum                   Director                                     April 4, 2006
-------------------------------------
Nehmeia Lemelbaum


/s/ John T. McLennan                    Director                                     April 4, 2006
-------------------------------------
John T. McLennan


/s/ Simon Olswang                       Director                                     April 2, 2006
-------------------------------------
Simon Olswang


/s/ Mario Segal                         Director                                     April 4, 2006
-------------------------------------
Mario Segal

                                  Exhibit Index

Exhibit
Number    Description
-------   -----------
   5.1    Opinion of Carey Olsen.
  23.1    Consent of Carey Olsen (included in Exhibit 5.1).
  23.2    Consent of Ernst & Young LLP.
  24.1    Power of Attorney (included on the signature page of this Registration
          Statement).